EXECUTION






                GE CAPITAL MORTGAGE SERVICES, INC.

                    PASS-THROUGH CERTIFICATES
                       (Issuable in Series)

                      UNDERWRITING AGREEMENT


Prudential Securities Incorporated               New York, New York
One New York Plaza                               September 24, 1996
New York, New York 10292

Ladies and Gentlemen:

           GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"), may offer for sale from time to time its Pass-Through Certificates evidencing interests in pools of mortgage loans (the "Certificates"). The Certificates may be issued in various series, and within each series, in one or more classes, in one or more offerings on terms determined at the time of sale (each such series, a "Series" and each such class, a "Class"). Each Series of the Certificates will be issued under a separate Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement") to be dated as of the respective cut-off date (each, a "Cut-off Date") between the Company, as seller and servicer, and the trustee named therein (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the related Pooling and Servicing Agreement.

           The Certificates issued under each Pooling and Servicing Agreement will represent the entire beneficial ownership interest in a trust fund (the "Trust Fund") established by such Pooling and Servicing Agreement. The assets of each Trust Fund will consist primarily of a pool of closed end, fixed rate, first- or second-lien, home equity mortgage loans (the "Mortgage Loans") having the original terms to maturity, interest rate types and amortization characteristics specified in the related Terms Agreement referred to hereinbelow. If specified in the related Prospectus Supplement, the Certificates will have the benefit of a Supplemental Agreement, dated as of the respective Cut-off Date (the "Supplemental Agreement"), among the Company, General Electric Capital Corporation ("GECC") and the Trustee. If so specified in the related Terms Agreement, one or more elections may be made to treat the assets of each Trust Fund as a real estate mortgage investment conduit (each, a "REMIC") for federal income tax purposes.


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           Underwritten offerings of Certificates may be made
through you or through an underwriting syndicate managed by you. The Company proposes to sell one or more Series of the Certificates to you and to each of the other several underwriters, if any, participating in an underwriting syndicate managed by you. It is understood, however, that the Company may elect to retain, through the execution of one or more underwriting agreements in addition to this Agreement, one or more additional underwriters other than you to underwrite, or manage the underwriting syndicate with respect to, any offering of one or more Series of its Certificates.

           Whenever the Company determines to make an offering of Certificates (each, a "Certificate Offering") pursuant to this Agreement through you, it will enter into an agreement with you (the "Terms Agreement") providing for the sale of specified Classes of Offered Certificates (as defined below) to, and the purchase and public offering thereof by, you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (the underwriters designated in any such Terms Agreement being referred to herein as "Underwriters," which term shall include you whether acting alone in the sale of any Offered Certificates of any series or as a member of an underwriting syndicate). Each such Certificate Offering which the Company elects to make pursuant to this Agreement shall be governed by this Agreement, as supplemented by the related Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon each underwriter participating in the offering of such Offered Certificates. Each Terms Agreement, which shall be substantially in the form of Exhibit A hereto, shall specify, among other things, the Classes of Certificates to be purchased by the Underwriters (the "Offered Certificates"), the principal balance or balances of the Offered Certificates, each subject to any stated variance, the names of the Underwriters participating in such offering (subject to substitution as provided in Section 12 hereof) and the price or prices at which such Offered Certificates are to be purchased by the Underwriters from the Company.

           1. Representations and Warranties. (a) The Company represents and warrants to and agrees with the Underwriters, as of the date of the related Terms Agreement, that:

                        (i)    The registration statement
           specified in the related Terms Agreement, on Form S-3, including a prospectus, has been filed with the Securities and Exchange Commission (the "Commission") for the registration under the Securities Act of 1933, as amended (the "Act"), of pass-through certificates issuable in series, which registration statement has been declared effective by the Commission. Such

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           registration statement, as amended to the date of the
           related Terms Agreement, including any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the effective date of the Registration Statement, is hereinafter called the "Registration Statement," and such prospectus, as such prospectus is supplemented by a prospectus supplement relating to the Offered Certificates of the related Series, each in the form first filed after the date of the related Terms Agreement pursuant to Rule 424(b) under the Act, including any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed under the Exchange Act on or before the date of such Prospectus Supplement (other than any such incorporated documents that relate to Collateral Term Sheets (as defined herein)) (such prospectus supplement, including such incorporated documents (other than those that relate to Collateral Term Sheets), in the form first filed after the date of the related Terms Agreement pursuant to Rule 424(b) is hereinafter called the "Prospectus Supplement"), is hereinafter called the "Final Prospectus". Any preliminary prospectus, including any preliminary prospectus supplement which, as completed, is proposed to be used in connection with the sale of a Series of Offered Certificates and any prospectus filed with the Commission pursuant to Rule 424(a) of the Act is hereinafter referred to as a "Preliminary Prospectus"; it being understood that the Company is not obligated to prepare any such Preliminary Prospectus without its consent. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Preliminary Prospectus, the Final Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement or the issue date of the Preliminary Prospectus, the Final Prospectus or Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Act.

                       (ii) The related Registration Statement, at the time it became effective, and the prospectus contained therein, and any amendments thereof and supplements thereto filed prior to the date of the related Terms Agreement, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; on the date of the related Terms Agreement and on each Closing

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           Date (as defined in Section 3 below), the related
           Registration Statement and the related Final
           Prospectus, and any amendments thereof and supplements thereto, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; such Registration Statement, at the time it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; such Final Prospectus, on the date of any filing pursuant to Rule 424(b) and on each Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; and the Detailed Description referred to in such Final Prospectus, on each Closing Date and the date of any filing thereof under cover of Form 8-K, will not include any untrue statement of a material fact or omit to state any information which such Final Prospectus states will be included in such Detailed Description; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from (A) such Registration Statement or such Final Prospectus (or any supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for use in the preparation thereof or (B) any Current Report (as defined in Section 5(b) below), or in any amendment thereof or supplement thereto, incorporated by reference in such Registration Statement or such Final Prospectus (or any amendment thereof or supplement thereto).

                      (iii) The Certificates of the related
           Series will conform to the description thereof contained in the related Final Prospectus; and will each on the related Closing Date be duly and validly authorized, and, when validly executed, countersigned, issued and delivered in accordance with the related Pooling and Servicing Agreement and sold to you as provided herein and in the related Terms Agreement, will each be validly issued and outstanding and entitled to the benefits of the related Pooling and Servicing Agreement.

                       (iv) Neither the issuance nor sale of the Certificates of the related Series nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof

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           or of the related Terms Agreement, will conflict with
           any statute, order or regulation applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or with any organizational document of the Company or any instrument or any agreement under which the Company is bound or to which it is a party.

                        (v) This Agreement and the related Terms
           Agreement have been duly authorized, executed and delivered by the Company.

                      (vi) At or prior to the related Closing
           Date, the Company will have entered into the related Pooling and Servicing Agreement and, if applicable, the related Supplemental Agreement and, assuming the due authorization, execution and delivery thereof by the Trustee, and by GECC, in the case of the Supplemental Agreement, such Pooling and Servicing Agreement and such Supplemental Agreement (each on such Closing Date) will each constitute the valid and binding agreement of the Company enforceable in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights and to general principles of equity (regardless of whether the enforceability of each such Pooling and Servicing Agreement or such Supplemental Agreement is considered in a proceeding in equity or at law).

           2. Purchase and Sale. Subject to the execution of the Terms Agreement for a particular Certificate Offering and subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Agreement and such Terms Agreement, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, the respective original principal amounts of the related Offered Certificates set forth in the related Terms Agreement opposite the name of such Underwriter, plus any additional original principal amount of Offered Certificates which such Underwriter may be obligated to purchase pursuant to Section 12 hereof, at the purchase price therefor set forth in such Terms Agreement (the "Purchase Price").

           The parties hereto agree that settlement for all securities sold pursuant to this Agreement and the applicable Terms Agreement shall take place on the settlement date agreed upon at the time of the related transaction and set forth as the "Closing Date" in such Terms Agreement and not as set forth in Rule 15c6-1(a) of the Exchange Act.


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           3. Delivery and Payment. Delivery of and payment for
the Offered Certificates of a Series shall be made at the offices of Cleary, Gottlieb, Steen & Hamilton, New York, New York, at 10:00 A.M., New York City time, on the Closing Date specified in the related Terms Agreement, which date and time may be postponed by agreement between the Underwriters and the Company (such date and time being herein called the "Closing Date"). Delivery of such Offered Certificates shall be made to the Underwriters against payment by the Underwriters of the Purchase Price thereof to or upon the order of the Company by wire transfer in federal or other immediately available funds or by check payable in federal funds, as the Company shall specify no later than five full business days prior to such Closing Date. Unless delivery is made through the facilities of The Depository Trust Company, the Offered Certificates shall be registered in such names and in such authorized denominations as the Underwriters may request not less than two full business days in advance of each Closing Date.

           The Company agrees to notify the Underwriters at least two business days before each Closing Date of the exact principal balance evidenced by the Offered Certificates and to have such Offered Certificates available for inspection, checking and packaging in New York, New York, no later than 12:00 noon on the business day prior to such Closing Date.

           4. Offering by the Underwriters. It is understood that the Underwriters propose to offer the Offered Certificates of the related Series for sale to the public as set forth in the related
Final Prospectus.

           5.   Agreements.  The Company agrees with the
Underwriters that:

                (a) The Company will cause the each of the Preliminary Prospectus and the Final Prospectus as supplemented by a Prospectus Supplement relating to the Offered Certificates to be filed pursuant to Rule 424 under the Act and will promptly advise the Underwriters when such Preliminary Prospectus and such Final Prospectus as so supplemented has been so filed, and prior to the termination of the Certificate Offering to which such Preliminary Prospectus and Final Prospectus relates also will promptly advise the Underwriters (i) when any amendment to the related Registration Statement specifically relating to such Offered Certificates shall have become effective or any further supplement to such Preliminary Prospectus or such Final Prospectus has been filed, (ii) of any request by the Commission for any amendment of such Registration Statement, Preliminary Prospectus or Final Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the institution or

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      threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any written notification with respect to the suspension of the qualification of such Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will not file any amendment of the related Registration Statement or supplement to the related Preliminary Prospectus or Final Prospectus (other than any amendment or supplement specifically relating to one or more Series of pass-through certificates other than the Series that includes the related Offered Certificates) unless the Company has furnished the Underwriters with a copy for its review prior to filing. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                (b) The Company will cause any Computational
      Materials and any Structural Term Sheets (each as defined in Section 8 below) with respect to the Offered Certificates of a Series that are delivered by an Underwriter to the Company pursuant to Section 8 to be filed with the Commission on a Current Report on Form 8-K (each such filing of such materials, a "Current Report") pursuant to Rule 13a-11 under the Exchange Act on the business day immediately following the later of (i) the day on which such Computational Materials and Structural Term Sheets are delivered to counsel for the Company by an Underwriter prior to 10:30 a.m. and (ii) the date on which this Agreement is executed and delivered. The Company will cause one Collateral Term Sheet (as defined in Section 9 below) with respect to the Offered Certificates of a Series that is delivered by the Underwriters to the Company in accordance with the provisions of Section 9 to be filed with the Commission on a Current Report pursuant to Rule 13a-11 under the Exchange Act on the business day immediately following the day on which such Collateral Term Sheet is delivered to counsel for the Company by the Underwriters prior to 10:30 a.m. In addition, if at any time prior to the availability of the related Prospectus Supplement, the Underwriters have delivered to any prospective investor a subsequent Collateral Term Sheet that reflects, in the reasonable judgment of the Underwriters and the Company, a material change in the characteristics of the Mortgage Loans for the related Series from those on which a Collateral Term Sheet with respect to the related Series previously filed with the Commission was based, the Company will cause any such Collateral Term Sheet that is delivered by the Underwriters to the Company in accordance with the provisions of Section 9 to be filed with the Commission on a Current Report on the business day immediately following the day on which such Collateral Term Sheet is delivered to counsel for the

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      Company by the Underwriters prior to 10:30 a.m. In each
      case, the Company will promptly advise the Underwriters when such Current Report has been so filed. Each such Current Report shall be incorporated by reference in the related Final Prospectus and the related Registration Statement. Notwithstanding the five preceding sentences, the Company shall have no obligation to file any materials provided by the Underwriters pursuant to Sections 8 and 9 which, in the reasonable determination of the Company after making reasonable efforts to consult with the Underwriters, are not required to be filed pursuant to the Kidder Letters or the PSA Letter (each as defined in Section 8 below), or which contain erroneous information or contain any untrue statement of a material fact or, when read in conjunction with the Final Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any Computational Materials, Structural Term Sheets or Collateral Term Sheets provided by the Underwriters to the Company pursuant to Section 8 or
      Section 9 hereof. The Company shall give notice to the Underwriters of its determination not to file any materials pursuant to clause (i) of the preceding sentence and agrees to file such materials if the Underwriters reasonably object to such determination within one business day after receipt of such notice.

                (c) If, at any time when a prospectus relating to the Offered Certificates of a Series is required to be delivered under the Act, any event occurs as a result of which the related Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary at any time to amend or supplement the related Final Prospectus to comply with the Act or the rules thereunder, the Company promptly will prepare and file with the Commission, subject to paragraph (a) of this
      Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; provided, however, that the Company will not be required to file any such amendment or supplement with respect to any Computational Materials, Structural Term Sheets or Collateral Term Sheets incorporated by reference in the Final Prospectus other than any amendments or supplements of such Computational Materials or Structural Term Sheets that are furnished to the Company by the Under-writers pursuant to Section 8(e) hereof or any amendments or supplements of such Collateral Term Sheets

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      that are furnished to the Company by the Underwriters
      pursuant to Section 9(d) hereof which are required to be filed in accordance therewith.

                (d) The Company will furnish to the Underwriters and counsel for the Underwriters, without charge, as many signed copies of the related Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriters or dealer may be required by the Act, as many copies of the related Preliminary Prospectus and the related Final Prospectus and any supplements thereto (other than exhibits to the related Current Report) as the Underwriters may reasonably request.

                (e) The Company will furnish such information, execute such instruments and take such actions as may be reasonably requested by the Underwriters to qualify the Offered Certificates of a Series for sale under the laws of such jurisdictions as the Underwriters may designate, to maintain such qualifications in effect so long as required for the distribution of such Offered Certificates and to determine the legality of such Offered Certificates for purchase by institutional investors; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not qualified on the date of the related Terms Agreement or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is not, on the date of the related Terms Agreement, subject to such service of process.

                (f) So long as the Offered Certificates of a Series are outstanding, the Company will furnish to the Underwriters copies of the annual independent public accountants' servicing report furnished to the Trustee pursuant to Section 3.13 of the related Pooling and Servicing Agreement.

                (g) Whether or not the transactions contemplated hereby and by the related Terms Agreement shall be consummated, the Company shall be responsible for the payment of any costs and expenses for which details are submitted, in connection with the performance of its obligations under this Agreement and the related Terms Agreement, including, without limitation, (a) the cost and expenses of printing or otherwise reproducing the related Registration Statement, the related Preliminary Prospectus, the related Final Prospectus, this Agreement, the related Terms Agreement, the related Pooling and Servicing Agreement and the Offered Certificates, and (b) the cost of delivering the related Offered Certificates to the office of the Underwriters, insured to the satisfaction of the Underwriters (it being understood that, except as provided

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      in this paragraph (g) and in Section 7 hereof, the
      Underwriters will pay all their own costs and expenses, including the fees of Brown & Wood LLP, counsel for the Underwriters, transfer taxes on resale of any Offered Certificates by them, advertising expenses connected with any offers that they may make, the fees of KPMG Peat Marwick LLP with respect to its letters furnished pursuant to Section 6(l) of the Agreement and any letter furnished pursuant to the last sentence of Section 6(k) hereof, the fees of any firm of public accountants selected by the Underwriters with respect to their letter furnished pursuant to Section 8(c) of the Agreement and any other costs and expenses specified in the related Terms Agreement as "Additional Expenses", and all expenses (e.g., shipping, postage and courier costs) associated with the delivery of the related Prospectus to prospective investors and investors, other than the costs of delivery to the Underwriter's facilities, provided, that if courier services (other than overnight delivery services utilized in the ordinary course of business) are required to ensure that such Prospectus is delivered to investors on the day immediately preceding the related Closing Date, the Company will pay such courier expenses).

           6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Offered Certificates of any Series shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained in this Agreement, as supplemented by the related Terms Agreement, as of the respective dates thereof and the related Closing Date, to the accuracy of the statements of the Company made in any applicable officers' certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this Agreement and such Terms Agreement and to the following additional conditions applicable to the related Certificate
Offering:

                (a) No stop order suspending the effectiveness of the related Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                (b) Cleary, Gottlieb, Steen & Hamilton, counsel for the Company, shall have furnished to the Underwriters an opinion, dated the related Closing Date, to the effect that:

                        (i) this Agreement and the related Terms
           Agreement have been duly executed and delivered by the Company under the law of the State of New York;


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                       (ii) each of the related Pooling and
           Servicing Agreement and, if applicable, the related Supplemental Agreement has been duly executed and delivered by the Company under the law of the State of New York and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms;

                      (iii) the Offered Certificates, when duly executed and countersigned by the Trustee in accordance with the related Pooling and Servicing Agreement, will be validly issued and outstanding and entitled to the benefits of such Pooling and Servicing Agreement;

                       (iv) the related Pooling and Servicing
           Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the trust created thereunder is not required to be registered under the Investment Company Act of 1940, as amended;

                        (v) such counsel confirms that (based
           solely upon telephonic confirmation from a representative of the Commission) the related Registration Statement is effective under the Act and, to the best of such counsel's knowledge, no stop order with respect thereto has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission under the Act; such Registration Statement (except the financial statements and schedules and other financial and statistical data included therein and the documents incorporated by reference therein, as to which such counsel need express no view), at the time it became effective and the related Final Prospectus (except the financial statements and schedules and the other financial and statistical data included therein, the documents incorporated by reference therein and any Underwriter-Provided Information (as defined herein) as to which such counsel need express no view), as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations thereunder; and no information has come to the attention of such counsel that causes it to believe that (A) such Registration Statement (except the financial statements and schedules and the other financial and statistical data included therein and the documents incorporated by reference therein, as to which such counsel need express no view) at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the

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           statements therein not misleading or (B) such Final
           Prospectus or any amendment or supplement thereto (except the financial statements and schedules and the other financial and statistical data included therein and the documents incorporated by reference therein and any Underwriter-Provided Information, as to which such counsel need express no view), as of the date of the Prospectus Supplement or at the related Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                       (vi) the statements set forth under the
           heading "Description of the Certificates" in the related Final Prospectus, insofar as such statements purport to summarize certain provisions of the related Pooling and Servicing Agreement and the related Offered Certificates, provide a fair summary of such provisions;

                      (vii) the statements set forth in the
           related Final Prospectus under the headings "Certain Legal Aspects of the Mortgage Loans and Contracts --The Mortgage Loans", "Certain Federal Income Tax Consequences" (insofar as they relate specifically to the purchase, ownership and disposition of the related Offered Certificates) and "ERISA Considerations" (insofar as they relate specifically to the purchase, ownership and disposition of such Offered Certificates), to the extent that they constitute matters of law or legal conclusions, provide a fair summary of such law or conclusions; and

                     (viii) assuming compliance with all
           provisions of the related Pooling and Servicing Agreement, for federal income tax purposes, (A) if any election is made to treat the assets of the Trust Fund (other than assets excluded from a REMIC, as described in the Final Prospectus) as one or more REMICs: the related Trust Fund and any specified subgrouping therein (other than any such excluded assets) will qualify as one or more REMICs pursuant to Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), each Class of Certificates of the related Series, other than the related Residual Class or Classes, will constitute a class of "regular interests" in a related REMIC within the meaning of the Code, and each Class of such Certificates specified in the related Final Prospectus as a Class of Residual Certificates will constitute the "residual interest" in

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           a related REMIC within the meaning of the Code; (B) if
           no such REMIC election is made: the Trust Fund will be treated as a "grantor trust".

      Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by, officers of the parties to this Agreement, the related Terms Agreement, the related Pooling and Servicing Agreement or the related Supplement Agreement. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Company. Such opinion may be qualified, insofar as it concerns the enforceability of the documents referred to therein, to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law). Such opinion may be further qualified as expressing no opinion as to (x) the statements in the related Final Prospectus under the heading "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans" except insofar as such statements relate to the laws of the State of New York and the laws of the United States, and (y) the statements in such Final Prospectus under the headings "ERISA Considerations" and "Certain Federal Income Tax Consequences" except insofar as such statements relate to the laws of the United States. In addition, such opinion may be qualified as an opinion only on the laws of the State of New York and the laws of the United States.

                (c) The General Counsel for the Company shall have furnished to the Underwriters an opinion, dated the related Closing Date, to the effect that:

                        (i) The Company has been duly
           incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey, with corporate power to own its properties, to conduct its business as described in the related Final Prospectus and to enter into and perform its obligations under this Agreement, the related Terms Agreement, the related Pooling and Servicing Agreement, the related Supplemental Agreement and the Certificates of the related Series;

                       (ii) The Company has full power and
           authority to sell and service the related Mortgage
           Loans as contemplated herein and in the related
           Pooling and Servicing Agreement;

                      (iii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein, in the related Pooling and Servicing Agreement or in the related Supplemental Agreement, except such as may be required under the blue sky laws of any jurisdiction and such other approvals as have been obtained;

                       (iv) Neither the issuance of the
           Certificates of the related Series nor delivery of the related Offered Certificates, nor the consummation of any other of the transactions contemplated in this Agreement, the related Terms Agreement, the related Pooling and Servicing Agreement or the related Supplemental Agreement, nor the fulfillment of the terms of the related Certificates, the related Pooling and Servicing Agreement, the related Supplemental Agreement, this Agreement or the related Terms Agreement will conflict with or violate any term or provision of the articles of incorporation or by-laws of the Company or any statute, order or regulation applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company and will not conflict with, result in a breach or violation or the acceleration of or constitute a default under the terms of any indenture or other agreement or instrument known to such counsel to which the Company is a party or by which it is bound; and

                        (v) There are no actions, proceedings or investigations pending or, to the best knowledge of such counsel, threatened before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the related Terms Agreement, the related Pooling and Servicing Agreement, the related Supplemental Agreement or the related Certificates, (ii) seeking to prevent the issuance of the Certificates of the related Series or the consummation by the Company of any of the transactions contemplated by this Agreement, such Terms Agreement, such Pooling and Servicing Agreement or such Supplemental Agreement, or (iii) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, such Terms Agreement, such Pooling and Servicing Agreement, such Supplemental Agreement or the related Certificates.

      In rendering her opinion such counsel may rely as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Company or public officials. In addition, such opinion may be qualified as an opinion only on the laws of the State of New Jersey.

                (d) If applicable, counsel for GECC shall have furnished to the Underwriters an opinion, dated the related
      Closing Date, to the effect that:

                        (i) GECC has been duly incorporated and
           is validly existing as a corporation in good standing under the laws of the State of New York and in each jurisdiction in which the conduct of its business requires such qualification;

                       (ii) GECC has full corporate power and
           authority to execute and deliver the Supplemental Agreement and to carry out its terms, and the execution, delivery and performance of the Supplemental Agreement have been duly authorized by GECC by all necessary corporate action;

                      (iii) The related Supplemental Agreement has been duly executed and delivered by GECC and constitutes a legal, valid and binding agreement of GECC enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditor's rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

                       (iv) The execution, delivery and
           performance of the Supplemental Agreement by GECC does not and will not conflict with or violate any term or provision of the articles of incorporation or by-laws of GECC or any statute, order or regulation applicable to GECC of any court, regulatory body, administrative agency or governmental body having jurisdiction over GECC and will not conflict with, result in a breach or violation or the acceleration of or constitute a default under the terms of any indenture or other agreement or instrument known to such counsel to which GECC is a party or by which it is bound.

      In rendering such opinion such counsel may rely as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of GECC or public officials.

                (e) The Underwriters shall have received from Brown & Wood LLP, counsel for the Underwriters, such opinion or opinions, dated the related Closing Date, with respect to the issuance and sale of the Certificates of the related Series, the related Registration Statement, the related Final Prospectus and such other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as the Underwriters may reasonably request for the purpose of enabling them to pass upon such matters.

                (f) The Company shall have furnished to the Underwriters a certificate of the Company, signed by the President or any Vice President and the Senior Vice President-Finance or the principal financial or accounting officer of the Company, dated the related Closing Date, to the effect that the signers of such certificate have carefully examined the related Registration Statement (excluding any Current Reports and any other documents incorporated by reference therein), the related Final Prospectus, the Detailed Description referred to in such Final Prospectus (excluding any related Current Report), this Agreement and the related Terms Agreement and that:

                        (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the related Closing Date with the same effect as if made on such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

                       (ii) no stop order suspending the
           effectiveness of such Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, threatened; and

                      (iii) nothing has come to their attention that would lead them to believe that such Registration Statement (excluding any Current Report) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, that the related Final Prospectus (excluding any related Current Report) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Detailed Description referred to in such Final Prospectus includes any untrue statement of a material fact or omits to state any information which the Final Prospectus states will be included in such Detailed Description.

                (g) If applicable, GECC shall have furnished to the Underwriters a certificate of GECC, signed by the President or any Vice President and the Senior Vice President-Finance or the principal financial or accounting officer of GECC, dated the related Closing Date, to the effect that the signers of such certificate have carefully examined the information under the headings "Description of the Certificates--Supplemental Agreement with GECC" and "General Electric Capital Corporation" contained in the related Final Prospectus and the related Supplemental Agreement and that:

                        (i) nothing has come to their attention
           that would lead them to believe that such information in the related Final Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

                       (ii) the representations and warranties of GECC in the related Supplemental Agreement are true and correct in all material respects on and as of the related Closing Date with the same effect as if made on such Closing Date, and GECC has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

                (h) Counsel for the Trustee shall have furnished to the Underwriters an opinion, dated the related Closing
      Date, to the effect that:

                        (i) the Trustee has been duly
           incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization with corporate power to own its properties and conduct its business as presently conducted by it, to conduct business as a trustee and to enter into and perform its obligations under the related Pooling and Servicing Agreement and, if applicable, the related Supplemental Agreement;

                       (ii) each of the related Pooling and
           Servicing Agreement and the related Supplemental Agreement has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding agreement of the Trustee enforceable against the Trustee in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial discretion, and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

                      (iii)    the Trustee has duly accepted its
           appointment as trustee under the related Pooling and Servicing Agreement;

                       (iv) no consent, approval, authorization or order of any state or federal court or government agency or body is required on the part of the Trustee for the consummation of the transactions contemplated in the related Pooling and Servicing Agreement and the related Supplemental Agreement, except such as may be required under any federal or state securities law; and

                        (v) the performance on the part of the
           Trustee of any of the transactions contemplated in the related Pooling and Servicing Agreement and the related Supplemental Agreement does not conflict with or result in a breach or violation of any term or provision of, or constitute a default under, the Articles of Organization, as amended, or By-Laws of the Trustee, or any state or federal statute or regulation applicable to the Trustee, or to such counsel's knowledge, any indenture or other agreement or instrument to which the Trustee is a party or by which it is bound, or, to such counsel's knowledge, any order of any state or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Trustee.

      In addition, such counsel shall furnish to the Underwriters such opinions as to the treatment of the Trust Fund for purposes of state tax law where the Trustee maintains possession of the assets of the Trust Fund as are reasonably satisfactory to the Underwriters.

                (i) If any Preliminary Prospectus has been prepared with respect to a Series of Certificates, KPMG
      Peat Marwick LLP shall have furnished to the Underwriters a letter, dated as of the date of such Preliminary
      Prospectus, in form and substance satisfactory to the Underwriters, stating in effect that:

                     (i) they have performed certain specified procedures as a result of which they have determined that such information as the Underwriters may reasonably request of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the related Preliminary Prospectus under the caption "Delinquency and Foreclosure Experience of the Company" agrees with the accounting records of the Company, excluding any questions of legal interpretation; and

                     (ii) they have performed certain specified procedures as a result of which they have determined that such information as the Underwriters may reasonably request of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and which is obtained from an analysis of a sample of the Mortgage Loans included in the related pool) set forth in the related Preliminary Prospectus under the caption "Description of the Mortgage Pool and the Mortgaged Properties" or "Description of the Mortgage Pools and the Mortgaged Properties", as the case may be, is mutually consistent and agrees with the accounting records of the Company and, where applicable, the related Mortgage Loan files of the Company, excluding any questions of legal interpretation.

                (j) KPMG Peat Marwick LLP shall have furnished to the Underwriters a letter, dated as of the date of the related Terms Agreement, in form and substance satisfactory to the Underwriters, stating in effect that they have performed certain specified procedures as a result of which they have determined that such information as the Underwriters may reasonably request of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the related Final Prospectus under the caption "Delinquency and Foreclosure Experience of the Company" agrees with the accounting records of the Company, excluding any questions of legal interpretation.

                (k) KPMG Peat Marwick LLP shall have furnished to the Underwriters a letter, dated as of the related Closing Date, in form and substance satisfactory to the Underwriters, stating in effect that they have performed certain specified procedures as a result of which they have determined that such information as the Underwriters may reasonably request of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and which is obtained from an analysis of a sample of the Mortgage Loans included in the related pool) set forth in the related Final Prospectus under the caption "Description of the Mortgage Pool and the Mortgaged Properties" or "Description of the Mortgage Pools and the Mortgaged Properties", as the case may be, and in the Detailed Description relating to such Final Prospectus is mutually consistent and agrees with the accounting records of the Company and, where applicable, the related Mortgage Loan files of the Company, excluding any questions of legal interpretation. In addition, if applicable, such accountants shall have furnished to the Underwriters a letter, dated as of the related Closing Date, which shall include a statement or statements to the effect that based upon the assumptions and methodology agreed to by the Company (and which is consistent with the manner in which any final PAC Balances, TAC Balances, Scheduled Balances, Maximum and Minimum Scheduled Balances or any other scheduled balances are to be calculated as set forth in the related Final Prospectus), all of which shall be described by reference in such letter, such accountants shall have verified the mathematical accuracy of any final PAC Balances Table, TAC Balances Table, Scheduled Balances Table, Maximum or Minimum Scheduled Balances Table or other scheduled balances table attached as an exhibit to the related Pooling and Servicing Agreement.

                (l) KPMG Peat Marwick LLP shall have furnished to the Underwriters and the Company a letter or letters, dated as of the date of the related Terms Agreement, in form and substance satisfactory to the Underwriters and the Company, including, without limitation, statements, if applicable, to the effect that:

                      (i) based upon the assumptions and
           methodology set forth in the related Final Prospectus, all of which shall be described by reference in such letter, they recomputed the percentages of initial principal balance outstanding as of each of the Distribution Dates (as defined in such Final Prospectus) indicated and the weighted average lives of each Class of Offered Certificates at each of the indicated percentages of the applicable Prepayment Assumption, and they compared the recomputed percentages and weighted average lives to the corresponding percentages and weighted average lives set forth in the related tables and found them to be in agreement;

                     (ii) based upon the assumptions and
           methodology set forth in such Final Prospectus, all of which shall be described by reference in such letter, they have verified the mathematical accuracy of any

           Scheduled Final Distribution Dates for the Offered Certificates, PAC Balances, TAC Balances, Scheduled Balances, Maximum and Minimum Scheduled Balances or any other scheduled balances set forth in such Final Prospectus for each indicated Distribution Date, and have verified the mathematical accuracy of any initial Effective Ranges of any PAC Certificates, Scheduled Certificates or other scheduled Certificates set forth in such Final Prospectus; and

                    (iii) based upon the assumptions and
           methodology set forth in such Final Prospectus, all of which shall be described by reference in such letter, they have verified the mathematical accuracy of the pre-tax yields to maturity and, if applicable, aggregate cash flows of any Class of Certificates for which such pre-tax yields and, if applicable, aggregate cash flows are set forth in such Final Prospectus at the indicated percentages of the Prepayment Assumption and, if applicable, at the indicated values of COFI, LIBOR or any other index, as applicable.

                (m) The Offered Certificates of the related
      Series shall have received the ratings specified in the related Terms Agreement (the "Required Ratings").

                (n) Prior to the related Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

                (o) If any Certificates of the related Series are to be sold to any other underwriter and/or offered in reliance upon an exemption from the registration requirements of the Act, the sale at or prior to the related Closing Date of such Certificates to the purchaser thereof shall have occurred.

                (p) Subsequent to the date of the related Terms Agreement, there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Company or GECC which the Underwriters conclude in their judgment, after consultation with the Company, materially impairs the investment quality of the Offered Certificates of the related Series so as to make it impractical or inadvisable to proceed with the public offering or the delivery of such Offered Certificates as contemplated by the related Final Prospectus.

           If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects with respect to the particular Offered Certificates of a Series when and as provided in this Agreement and the related Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement and the related Terms Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel, this Agreement (with respect to the related Offered Certificates) and the related Terms Agreement and all obligations of the Underwriters hereunder (with respect to the related Offered Certificates) and thereunder may be canceled at, or at any time prior to, the related Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

           7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement relating to the Offered Certificates of the applicable Series as it became effective or in any amendment or supplement thereof, or in such Registration Statement, in the related Preliminary Prospectus or the related Final Prospectus, or in any amendment thereof, or in the Detailed Description referred to in such Final Prospectus or arise out of or are based upon the omission or alleged omission (in the case of any Computational Materials or ABS Term Sheets (in each case as defined herein) in respect of which the Company agrees to indemnify each Underwriter, as set forth below, when such are read in conjunction with the related Final Prospectus and Prospectus Supplement) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein (A) in reliance upon and in conformity with written information furnished to the Company as herein stated by or on behalf of any Underwriter through you specifically for use in connection with the preparation thereof or (B) in any Current Report or any amendment or supplement thereof, except to the extent that any untrue statement or alleged untrue statement therein or omission therefrom results (or is alleged to have resulted) directly from an error (a "Mortgage Pool Error") in the information concerning the characteristics of the Mortgage Loans furnished by the Company to any Underwriter in writing or by electronic transmission that was used in the preparation of either (x) any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) included in such Current Report (or amendment or supplement thereof) or (y) any written or electronic materials furnished to prospective investors on which the Computational Materials (or amendments or supplements) were based, (ii) such indemnity with respect to any Preliminary Prospectus or any Corrected Statement (as defined below) in any Final Prospectus (or supplement thereto) shall not inure to the benefit of any Underwriter (or any person controlling any Underwriter) from whom the person asserting any loss, claim, damage or liability purchased the Certificates of the related Series that are the subject thereof if such person did not receive a copy of the related Final Prospectus or a supplement to such Final Prospectus, as the case may be, at or prior to the confirmation of the sale of such Certificates and the untrue statement or omission of a material fact contained in such Preliminary Prospectus or Final Prospectus (or supplement thereto) was corrected (a "Corrected Statement") in such Final Prospectus (with respect to any Preliminary Prospectus) or in such other supplement (with respect to any Final Prospectus) and such Final Prospectus or such supplement was furnished by the Company to such Underwriter prior to the delivery of such confirmation, and (iii) such indemnity with respect to any Mortgage Pool Error shall not inure to the benefit of any Underwriter (or any person controlling any Underwriter) from whom the person asserting any loss, claim, damage or liability received any Computational Materials or ABS Term Sheets (or any written or electronic materials on which the Computational Materials or ABS Term Sheets are based) that were prepared on the basis of such Mortgage Pool Error, if, prior to the time of confirmation of the sale of the applicable Certificates to such person, the Company notified such Underwriter in writing of the Mortgage Pool Error or provided in written or electronic form information superseding or correcting such Mortgage Pool Error (in any such case, a "Corrected Mortgage Pool Error"), and such Underwriter failed to notify such person thereof or to deliver to such person corrected Computational Materials (or underlying written or electronic materials) or ABS Term Sheets. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

           (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement relating to the Offered Certificates of the applicable Series, and each person who controls the Company within the meaning of the Act or the Exchange Act to the same extent as the foregoing indemnities from the Company to each Underwriter, but only with reference to (A) written information furnished to the

Company by or on behalf of such Underwriter through you specifically for use in the preparation of the documents referred to in the foregoing indemnity with respect to the related Series, or (B) any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) delivered to prospective investors by such Underwriter and furnished to the Company by such Underwriter pursuant to Section 8 and incorporated by reference in such Registration Statement, the related Preliminary Prospectus or the related Final Prospectus or any amendment or supplement thereof (except that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof, resulting from any Mortgage Pool Error, other than a Corrected Mortgage Pool Error). This indemnity agreement will be in addition to any liability which each Underwriter may otherwise have. The Company acknowledges that the Underwriter-Provided Information constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the related Preliminary Prospectus or Final Prospectus (other than any Computational Materials or ABS Term Sheets (or amendments or supplements thereof)), and the Underwriters confirm that such statements are correct. "Underwriter-Provided Information" means any statements provided to the Company by the Underwriters specifically for use in the preparation of the related Preliminary Prospectus or Final Prospectus and designated as such in the Terms Agreement for the related Series. Any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) furnished to the Company by a particular Underwriter shall relate exclusively to and be the several responsibility of such Underwriter and no other Underwriter.

           (c) Promptly after receipt by an indemnified party under Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify such indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent that they may elect by written notice delivered to an indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both an indemnified party and an indemnifying party and such indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to an indemnifying party, such indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from an indemnifying party or parties to such indemnified party of their election so to assume the defense of such action and approval by such indemnified party of counsel, such indemnifying party or parties will not be liable to such indemnified party under this
Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) such indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one separate counsel approved by the indemnified party or parties in the case of subparagraph (a) or (b), representing the indemnified parties under subparagraph (a) or (b), who are parties to such action),
(ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemnified party or parties to represent such indemnified party or parties within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for an indemnified party at the expense of the indemnifying parties; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

           (d) If the indemnification provided for in paragraph
(a) or (b) of this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company or any Underwriter, on grounds of policy or otherwise, or if an indemnified party failed to give notice under paragraph (c) of this Section 7 in respect of a claim otherwise subject to indemnification in accordance with paragraph (a) or (b) of this
Section 7, the Company and such Underwriter shall contribute to the aggregate losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending same) to which the Company and such Underwriter may be subject, as follows:

           (i) in the case of any losses, claims, damages and liabilities (or actions in respect thereof) which do not arise out of or are not based upon any untrue statement or omission of a material fact in any Computational Materials or ABS Term Sheets (or any amendments or supplements thereof), in such proportion so that the Underwriters are responsible for that portion represented by the difference between the proceeds to the Company in respect of the Offered Certificates appearing on the cover page of the Final Prospectus for the related Series and the total proceeds received by the Underwriters from the sale of such

      Offered Certificates (the "Underwriting Discount"), and the Company is responsible for the balance; provided, however, that in no case shall the Underwriters be responsible under this subparagraph (i) for any amount in excess of such Underwriting Discount applicable to the Offered Certificates purchased by the Underwriters pursuant to this Agreement and the related Terms Agreement; and

          (ii) in the case of any losses, claims, damages and liabilities (or actions in respect thereof) which arise out of or are based upon any untrue statement or omission of a material fact in any Computational Materials or ABS Term Sheets (or any amendments or supplements thereof) or in any written or electronic materials distributed to prospective investors on which the Computational Materials are based, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Underwriter that delivered such materials to prospective investors on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact in such Computational Materials or ABS Term Sheets (or any amendments or supplements thereof or such written or electronic materials) results from information prepared by the Company on the one hand or such Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Notwithstanding anything to the contrary in this Section 7(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls any Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the immediately preceding sentence of this paragraph (d).

           8. Computational Materials and Structural Term Sheets. (a) Not later than 10:30 a.m., New York time, on the business day before the date on which the Current Report relating to the Offered Certificates of a Series is required to be filed by the Company with the Commission pursuant to Section 5(b) hereof, the Underwriters shall deliver to the Company five complete copies of all materials provided by the Underwriters to prospective investors in such Offered Certificates which constitute (i) "Computational Materials" within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters") and the filing of such material is a condition of the relief granted in such letter (such materials being the "Computational Materials"), and (ii) "Structural Term Sheets" within the meaning of the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter") and the filing of such material is a condition of the relief granted in such letter (such materials being the "Structural Term Sheets"). Each delivery of Computational Materials and Structural Term Sheets to the Company pursuant to this paragraph (a) shall be effected by delivering four copies of such materials to counsel for the Company on behalf of the Company at the address specified in Section 3 hereof and one copy of such materials to the Company.

           (b) Each Underwriter represents and warrants to and agrees with the Company, as of the date of the related Terms
Agreement and as of the Closing Date, that:

                (i) the Computational Materials furnished to the Company by such Underwriter pursuant to Section 8(a) constitute (either in original, aggregated or consolidated form) all of the materials furnished to prospective investors by such Underwriter prior to the time of delivery thereof to the Company that are required to be filed with the Commission with respect to the related Offered Certificates in accordance with the Kidder Letters, and such Computational Materials comply with the requirements of the Kidder Letters;

               (ii) the Structural Term Sheets furnished to the Company by such Underwriter pursuant to Section 8(a) constitute all of the materials furnished to prospective investors by such Underwriter prior to the time of delivery thereof to the Company that are required to be filed with the Commission as "Structural Term Sheets" with respect to the related Offered Certificates in accordance with the PSA Letter, and such Structural Term Sheets comply with the requirements of the PSA Letter;

               (iii) on the date any such Computational Materials or Structural Term Sheets with respect to such Offered Certificates (or any written or electronic materials furnished to prospective investors on which the Computational Materials are based) were last furnished to each prospective investor by such Underwriter and on the date of delivery thereof to the Company pursuant to Section 8(a) and on the related Closing Date, such Computational Materials (or such other materials) or Structural Term Sheets did not and will not include any untrue statement of a material fact or, when read in conjunction with the Final Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

               (iv) all Computational Materials (or underlying materials distributed to prospective investors on which the Computational Materials were based) delivered to prospective investors by such Underwriter and all Structural Term Sheets delivered to prospective investors by such Underwriter contained and will contain a legend, prominently displayed on the first page thereof, stating that the Computational Materials or Structural Term Sheets are being produced and provided exclusively by the Underwriter and that the Underwriter is acting as an underwriter and not acting as an agent of the Company in connection with the securities described herein, and otherwise in form and substance satisfactory to the Company.

Notwithstanding the foregoing, each Underwriter makes no representation or warranty as to whether any Computational Materials or Structural Term Sheets (or any written or electronic materials on which the Computational Materials are based) included or will include any untrue statement resulting directly from any Mortgage Pool Error (except any Corrected Mortgage Pool Error, with respect to materials prepared after the receipt by such Underwriter from the Company of notice of such Corrected Mortgage Pool Error or materials superseding or correcting such Corrected Mortgage Pool Error).

           (c) The Underwriters shall cause a firm of public accountants to furnish to the Company a letter, dated as of the date on which the Underwriters deliver any Computational Materials (which term shall be deemed to include, for purposes of this paragraph (c), calculated statistical information delivered to prospective investors in the form of a Structural Term Sheet) to the Company pursuant to Section 8(a), in form and substance satisfactory to the Company, stating in effect that they have verified the mathematical accuracy of any calculations performed by each Underwriter and set forth in such Computational Materials.

           (d) Each Underwriter acknowledges and agrees that any Computational Materials or Structural Term Sheets with respect to any Series of Certificates furnished to prospective investors from and after September 10, 1996 have been prepared and disseminated by the Underwriters and not by or on behalf of the Company, and that such materials included and shall include a disclaimer in the form described in paragraph (b)(iv) above. Each Underwriter agrees that it will not represent to prospective investors that any Computational Materials or Structural Term Sheets were prepared or disseminated on behalf of the Company.

           (e) If, at any time when a prospectus relating to the Offered Certificates of a Series is required to be delivered under the Act, it shall be necessary to amend or supplement the related Final Prospectus as a result of an untrue statement of a material fact contained in any Computational Materials or Structural Term Sheets provided by any Underwriter pursuant to this Section 8 or the omission to state therein a material fact required, when considered in conjunction with the related Final Prospectus and Prospectus Supplement, to be stated therein or necessary to make the statements therein, when read in conjunction with the related Final Prospectus and Prospectus Supplement, not misleading, or if it shall be necessary to amend or supplement any Current Report relating to any Computational Materials or Structural Term Sheets to comply with the Act or the rules thereunder, such Underwriter promptly will prepare and furnish to the Company for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Each Underwriter represents and warrants to the Company, as of the date of delivery by it of such amendment or supplement to the Company, that such amendment or supplement will not include any untrue statement of a material fact or, when read in conjunction with the related Final Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, each such Underwriter makes no representation or warranty as to whether any such amendment or supplement will include any untrue statement resulting directly from any Mortgage Pool Error (except any Corrected Mortgage Pool Error, with respect to any such amendment or supplement prepared after the receipt by such Underwriter from the Company of notice of such Corrected Mortgage Pool Error or materials superseding or correcting such Corrected Mortgage Pool Error). The Company shall have no obligation to file such amendment or supplement if (i) the Company determines that such amendment or supplement contains any untrue statement of a material fact or, when read in conjunction with the related Final Prospectus and Prospectus Supplement, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any such amendment or supplement provided by any Underwriter to the Company pursuant to this paragraph (e) or (ii) the Company reasonably determined that such filing is not required under the Act and the Underwriters do not object as provided below. The Company shall give notice to the Underwriters of its determination not to file an amendment or supplement pursuant to clause (ii) of the preceding sentence and agrees to file such amendment or supplement if the Underwriters reasonably object to such determination within one business day after receipt of such notice.

           9. Collateral Term Sheets. (a) Prior to the delivery of any "Collateral Term Sheet" within the meaning of the PSA Letter, the filing of which material is a condition of the relief granted in such letter (such material being the "Collateral Term Sheets"), to a prospective investor in the Offered Certificates, the Underwriters shall notify the Company and its counsel by telephone of their intention to deliver such materials and the approximate date on which the first such delivery of such materials is expected to occur. Not later than 10:30 a.m., New York time, on the business day immediately following the date on which any Collateral Term Sheet was first delivered to a prospective investor in the Offered Certificates, the Underwriters shall deliver to the Company five complete copies of all materials provided by the Underwriters to prospective investors in such Offered Certificates which constitute "Collateral Term Sheets." Each delivery of a Collateral Term Sheet to the Company pursuant to this paragraph (a) shall be effected by delivering four copies of such materials to counsel for the Company on behalf of the Company at the address specified in Section 3 hereof and one copy of such materials to the Company. (Collateral Term Sheets and Structural Term Sheets are, together, referred to herein as "ABS Term Sheets.") At the time of each such delivery, the Underwriter making such delivery shall indicate in writing that the materials being delivered constitute Collateral Term Sheets, and, if there has been any prior such delivery with respect to the related Series, shall indicate whether such materials differ in any material respect from any Collateral Term Sheets previously delivered to the Company with respect to such Series pursuant to this Section 9(a) as a result of the occurrence of a material change in the characteristics of the related Mortgage Loans.

           (b) Each Underwriter represents and warrants to and agrees with the Company as of the date of the related Terms
Agreement and as of the Closing Date, that:

                     (i)  The Collateral Term Sheets furnished to
      the Company by such Underwriter pursuant to Section 9(a) constitute all of the materials furnished to prospective investors by such Underwriter prior to time of delivery thereof to the Company that are required to be filed with the Commission as "Collateral Term Sheets" with respect to the related Offered Certificates in accordance with the PSA Letter, and such Collateral Term Sheets comply with the requirements of the PSA Letter;

                    (ii) On the date any such Collateral Term
      Sheets with respect to such Offered Certificates were last furnished to each prospective investor by such Underwriter and on the date of delivery thereof to the Company pursuant to Section 9(a) and on the related Closing Date, such Collateral Term Sheets did not and will not include any untrue statement of a material fact or, when read in conjunction with the Final Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                   (iii) such Underwriter has not represented to any prospective investor that any Collateral Term Sheets with respect to any Series were prepared or disseminated on behalf of the Company, and, except as otherwise disclosed by such Underwriter to the Company in writing prior to the date hereof, all Collateral Term Sheets previously furnished to prospective investors included a disclaimer to the effect set forth in Section 9(c).

Notwithstanding the foregoing, each Underwriter makes no representation or warranty as to whether any Collateral Term Sheet included or will include any untrue statement or material omission resulting directly from any Mortgage Pool Error (except any Corrected Mortgage Pool Error, with respect to materials prepared after the receipt by such Underwriter from the Company of notice of such Corrected Mortgage Pool Error or materials superseding or correcting such Corrected Mortgage Pool Error).

           (c) Each Underwriter acknowledges and agrees that any Collateral Term Sheets with respect to any Series of Certificates furnished to prospective investors from and after the date hereof shall include a disclaimer in form satisfactory to the Company to the effect set forth in Section 8(d) hereof, and to the effect that the information contained in such materials supersedes information contained in any prior Collateral Term Sheet with respect to such Series of Offered Certificates and will be superseded by the description of the related Mortgage Loans in the related Prospectus Supplement and in the Detailed Description relating to such Prospectus Supplement to be filed under cover of Form 8-K. Each Underwriter agrees that it will not represent to prospective investors that any Collateral Term Sheets were prepared or disseminated on behalf of the Company.

           (d) If, at any time when a prospectus relating to the Offered Certificates of a Series is required to be delivered under the Act, it shall be necessary to amend or supplement the related Final Prospectus as a result of an untrue statement of a material fact contained in any Collateral Term Sheets provided by any Underwriter pursuant to this Section 9 or the omission to state therein a material fact required, when considered in conjunction with the related Final Prospectus and Prospectus Supplement, to be stated therein or necessary to make the statements therein, when read in conjunction with the related Final Prospectus and Prospectus Supplement, not misleading, or if it shall be necessary to amend or supplement any Current Report relating to any Collateral Term Sheets to comply with the Act or the rules thereunder, such Underwriter promptly will prepare and furnish to the Company for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Each Underwriter represents and warrants to the Company, as of the date of delivery of such amendment or supplement to the Company, that such amendment or supplement will not include any untrue statement of a material fact or, when read in conjunction with the related Final Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, each such Underwriter makes no representation or warranty as to whether any such amendment or supplement will include any untrue statement resulting directly from any Mortgage Pool Error (except any Corrected Mortgage Pool Error, with respect to any such amendment or supplement prepared after the receipt by such Underwriter from the Company of notice of such Corrected Mortgage Pool Error or materials superseding or correcting such Corrected Mortgage Pool Error). The Company shall have no obligation to file such amendment or supplement if the Company determines that
(i) such amendment or supplement contains any untrue statement of a material fact or, when read in conjunction with the related Final Prospectus and Prospectus Supplement, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any such amendment or supplement provided by any Underwriter to the Company pursuant to this paragraph (d) or (ii) such filing is not required under the Act.

           10. Termination. This Agreement (with respect to a particular Certificate Offering) and the related Terms Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for the related Offered Certificates, if prior to the related Closing Date (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriters, impracticable to market such Offered Certificates.

           11. Representations and Indemnities to Survive Delivery. The agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement and the related Terms Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the related Offered Certificates. The provisions of Section 7 hereof shall survive the termination or cancellation of this Agreement and the related Terms Agreement.

           12. Default by One or More of the Underwriters. If any of the Underwriters shall fail on the Closing Date to purchase the Offered Certificates which it is obligated to purchase hereunder and under the applicable Terms Agreement (the "Defaulted Certificates"), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Certificates in such amounts as may be agreed upon and upon the terms herein set forth and under the applicable Terms Agreement. If, however, you have not completed such arrangements within such 24-hour period, then:

           (a) if the aggregate original Certificate Principal Balance of Defaulted Certificates does not exceed 10% of the aggregate original Certificate Principal Balance of the Offered Certificates to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations thereunder bear to the underwriting obligations of all non-defaulting Underwriters; and

           (b) if the aggregate original Certificate Principal Balance of Defaulted Certificates exceeds 10% of the aggregate original Certificate Principal Balance of the Offered Certificates to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate without any liability on the part of any non-defaulting Underwriter.

      No action taken pursuant to this Section 12 and nothing in this Agreement shall relieve any defaulting Underwriter from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement or such applicable Terms Agreement, either you or the Company shall have the right to postpone the Closing Date for a period of time not exceeding seven days in order to effect any required changes in the Registration Statement or in any other documents or arrangements.

           13. Successors. This Agreement and the related Terms Agreement will inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors and the officers, directors and controlling persons referred to in
Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder or thereunder. No purchaser of any Offered Certificate from the Underwriters shall be deemed a successor or assign by reason of such purchase.

           14.  APPLICABLE LAW.  THIS AGREEMENT AND THE RELATED
TERMS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS
MADE AND TO BE PERFORMED THEREIN.

           15. Miscellaneous. This Agreement, as supplemented by the related Terms Agreement, supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof. This Agreement and the related Terms Agreement or any term of each may not be changed, waived, discharged or terminated except by an affirmative written agreement made by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement and the related Terms Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof.

           16. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be delivered to the Underwriters at the address first above written; or if sent to the Company, will be delivered to GE Capital Mortgage Services, Inc., Three Executive
Campus, Cherry Hill, New Jersey  08002, Attention: General
Counsel.

           If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Underwriters.

                               Very truly yours,

                               GE CAPITAL MORTGAGE SERVICES, INC.



                               By:________________________________
                                  Name:
                                  Title:



The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

PRUDENTIAL SECURITIES INCORPORATED
   as Representative of the Underwriters
   named in the applicable Terms Agreement


By:___________________________
   Name:
   Title:

                                                          EXHIBIT A

                GE CAPITAL MORTGAGE SERVICES, INC.

            REMIC MULTI-CLASS PASS-THROUGH CERTIFICATES
                          SERIES ____-__

                         TERMS AGREEMENT
                   (to Underwriting Agreement,
                     dated September 24, 1996
            between the Company and the Underwriters)


GE Capital Mortgage Services, Inc.               New York, New York
Three Executive Campus                                       [Date]
Cherry Hill, NJ 08002

           Each of Prudential Securities Incorporated [and
              ] (each an "Underwriter" and collectively the "Underwriters") agrees, severally and not jointly, subject to the terms and provisions herein and of the captioned Underwriting Agreement (the "Underwriting Agreement"), to purchase such Classes of Series ____-__ Certificates specified opposite its name in Section 2(a) hereof (the "Offered Certificates"). This letter supplements and modifies the Underwriting Agreement solely as it relates to the purchase and sale of the Offered Certificates described below. The Series ____-__ Certificates are registered with the Securities and Exchange Commission by means of an effective Registration Statement (No. 33-___). Capitalized terms used and not defined herein have the meanings given them in the Underwriting Agreement.

           Section 1. The Mortgage Pool: The Series ____-__ Certificates shall evidence the entire beneficial ownership interest in a mortgage pool (the "Mortgage Pool") of closed end, fixed rate, first- or second-lien, home equity mortgage loans (the "Mortgage Loans") having the characteristics described in the Prospectus Supplement dated the date hereof.

           Section 2.     The Certificates:  The Offered
Certificates shall be issued as follows:

           (a) Classes: The Offered Certificates shall be issued with the following Class designations, interest rates and principal balances, subject in the aggregate to the variance referred to in Section 1(a)[and, as to any particular Class, to an upward or downward variance of up to [ ]%]:

                         Principal     Interest     Class Purchase
Underwriter     Class     Balance        Rate      Price Percentage





           (b) The Offered Certificates shall have such other characteristics as described in the related Final
      Prospectus.

           Section 3. Purchase Price: The Purchase Price for each Class of the Offered Certificates shall be the Class Purchase Price Percentage therefor (as set forth in Section 2(a) above) of the initial Class Certificates Principal Balance thereof plus accrued interest at the rate of [ ]% per annum from and including the Cut-off Date up to, but not including, _________ __, ____ (the "Closing Date").

           Section 4.     Required Ratings:    The Offered
Certificates shall have received Required Ratings of at least
[   ] from [   ].

           Section 5.     Tax Treatment:  [One or more elections
will be made to treat the assets of the Trust Fund as a REMIC.]
[The Trust Fund will be treated as a "grantor trust" for federal income tax purposes.]

           [Section 6.    Additional Expenses:]*

--------
* to be inserted if applicable.

           If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Underwriters and the Company.

                               Very truly yours,

                               PRUDENTIAL SECURITIES INCORPORATED



                               By:_________________________________
                                  Name:
                                  Title:


                               [name of Underwriter]



                               By:_________________________________
                                  Name:
                                  Title:



The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


GE CAPITAL MORTGAGE SERVICES, INC.



By:______________________________
   Name:
   Title:

                                                                       Execution

                       GE CAPITAL MORTGAGE SERVICES, INC.

                   REMIC MULTI-CLASS PASS-THROUGH CERTIFICATES
                                 SERIES 1999-HE1


                                 TERMS AGREEMENT
                                 ---------------
                           (to Underwriting Agreement,
                            dated September 24, 1996
                       between the Company and Prudential)


GE Capital Mortgage Services, Inc.                    New York, New York
Three Executive Campus                                    March 23, 1999
Cherry Hill, NJ 08002

     Each of Prudential Securities Incorporated ("Prudential") and Morgan Stanley & Co. Incorporated ("Morgan Stanley", and each an "Underwriter" and collectively the "Underwriters") agrees, severally and not jointly, subject to the terms and provisions herein and of the captioned Underwriting Agreements (the "Underwriting Agreements"), to purchase the Classes of Series 1999-HE1 Certificates specified beneath its name in Section 3 hereof (the "Offered Certificates"). This Terms Agreement supplements and modifies the Underwriting Agreements solely as it relates to the purchase and sale of the Offered Certificates described below. The Series 1999-HE1 Certificates are registered with the Securities and Exchange Commission by means of an effective Registration Statement (No. 333-68951). Capitalized terms used and not defined herein have the meanings given them in the Underwriting Agreement.

     Section 1. The Mortgage Pool: The Series 1999-HE1 Certificates shall evidence the entire beneficial ownership interest in a mortgage pool (the "Mortgage Pool") of closed end, fixed rate, first- or second-lien, home equity mortgage loans (the "Mortgage Loans") having the characteristics described in the Final Prospectus.

     Section 2. The Certificates: The Offered Certificates shall be issued as follows:

          (a) Classes: The Offered Certificates shall be issued with the following Class designations, interest rates and principal balances subject in the aggregate to a variance described in the Final Prospectus:

                     Principal             Interest            Class Purchase
Class                 Balance                Rate             Price Percentage
-----                ---------             --------           ----------------

Class A1          $172,000,000.00           5.9950%               99.753584%
Class A2            47,000,000.00           5.9050%               99.733777%
Class A3            83,995,000.00           6.0350%               99.708050%
Class A4            24,000,000.00           6.1850%               99.667578%
Class A5            43,000,000.00           6.2850%               99.647456%
Class A6-1          26,000,000.00             (1)                 99.775000%
Class A6-2           6,636,000.00             (1)                 98.446875%
Class A7            44,000,000.00           6.2650%               99.627967%
Class M-1           15,000,000.00             (1)                 99.775000%
Class M-2            2,815,000.00             (1)                 98.681250%
Class B1            15,270,000.00             (1)                 99.574239%
Class B2            11,453,000.00             (1)                 99.520662%
Class R1                   500.00            0.0000                   (2)
Class R2                   500.00            0.0000                   (2)
-------------------

(1) Interest will accrue on the Class A6, Class M, Class B1 and Class B2 Certificates during the initial Interest Accrual Period at Certificate Interest Rates of 6.700%, 6.705%, 7.200% and 8.525% per annum, respectively, and during each subsequent Interest Accrual Period at Certificate Interest Rates equal to the lesser of (i) 6.700%, 6.705%, 7.200% and 8.525% per annum, respectively, and (ii) the Weighted Average Net Mortgage Rate of the Mortgage Loans as of the first day of the related Interest Accrual Period.

(2) The aggregate Purchase Price of the Offered Certificates purchased by Prudential will be reduced by an amount in respect of the transfer of the Class R1 and Class R2 Certificates to Prudential, equal to approximately $65,000.00.


          (b) The Offered Certificates shall have such other characteristics as described in the Final Prospectus.

     Section 3. Purchase Price: The Purchase Price for each Class of the Offered Certificates shall be the Class Purchase Price Percentage therefor (as set forth in Section 2(a) above) of the initial Class Certificate Principal Balance thereof plus accrued interest at the applicable interest rate per annum of each such Class from and including March 1, 1999, up to, but not including, March 25, 1999 (the "Closing Date").

     Each of the Underwriters agrees, severally and not jointly, subject to the terms and provisions herein and of their respective Underwriting Agreement, to purchase the principal balances of the Classes of Series 1999-HE1 Certificates specified opposite its name below.

        Class              Prudential                     Morgan Stanley
        -----              ----------                     --------------

        Class A1         $86,000,000.00                 $86,000,000.00
        Class A2          23,500,000.00                  23,500,000.00
        Class A3          41,997,000.00                  41,998,000.00
        Class A4          12,000,000.00                  12,000,000.00
        Class A5          21,500,000.00                  21,500,000.00
        Class A6          16,318,000.00                  16,318,000.00
        Class A7          22,000,000.00                  22,000,000.00
        Class M           17,815,000.00                       --
        Class B1          15,270,000.00                       --
        Class B2          11,453,000.00                       --
        Class R1                 500.00                       --
        Class R2                 500.00                       --

     Section 4. Required Ratings: The Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class R1 and Class R2 Certificates shall have received Required Ratings of at least "Aaa" from Moody's Investors Service ("Moody's") and "AAA" from Fitch Investors Service, L.P., and the Class M, Class B1 and Class B2 Certificates shall have received Required Ratings of at least "AA", "A", and "BBB", respectively, by Fitch.

     Section 5. Tax Treatment: One or more elections will be made to treat the assets of the Trust Fund as a REMIC (other than assets excluded from a REMIC as described in the Final Prospectus).

     Section 6: Underwriter-Provided Information: The Company acknowledges that the information set forth in (i) the first and second sentence of the last paragraph immediately on the cover page of the Final Prospectus, (ii) second and third sentence under the caption "Risk Factors - You may not be able to resell your certificate," (iii) the first table under the caption "Plan of Distribution," (iv) the second sentence of the second paragraph under the caption "Plan of Distribution", the table immediately following such paragraph, and the first sentence immediately following such table, and (v) the fifth paragraph under the caption "Plan of Distribution" in the Final Prospectus, as such information relates to the Offered Certificates, constitutes the only information furnished in writing by or on behalf of the Underwriters for inclusion in such Final Prospectus, and the Underwriters confirm that such statements are correct.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Underwriters and the Company.

                                   Very truly yours,

                                   PRUDENTIAL SECURITIES INCORPORATED



                                   By:_______________________________
                                      Name:
                                      Title:


                                   MORGAN STANLEY & CO. INCORPORATED



                                   By:_______________________________
                                      Name:
                                      Title:



The foregoing Agreement is
hereby confirmed and accepted
as of the date hereof.


GE CAPITAL MORTGAGE SERVICES, INC.



By:_______________________________
   Name:
   Title: